EXHIBIT 10.26A

                       SCHEDULE OF STOCK OPTION AGREEMENTS
                    SUBSTANTIALLY IDENTICAL TO EXHIBIT 10.26


1.   Stock Option Agreement dated March 1, 1999, between the Company and William
     G. Shrader for 150,000 shares of Common Stock at an exercise price of $3.438 per share.